UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2023

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center
Eau Claire, WI 54701
(Address and Zip Code of principal executive offices)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2023, our Board of Directors (the “Board”) approved and adopted certain amendments (the “Amendments”) to the Company’s Bylaws (the “Bylaws” and, as amended, the “Amended Bylaws”), which became effective immediately.

The Amendments update various provisions of the Bylaws to require parties proposing a nominee for election of a director to comply with the universal proxy rules recently adopted by the U.S. Securities and Exchange Commission. In addition, the Amendments update the Bylaws’ proxy and advance notice provisions, specifically, the notice required thereby. The Amendments also include various other conforming and technical changes, including updates to provisions relating to virtual meetings to align with changes to the Maryland General Corporation Law statutory language.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto, in redlined form to show amendments against the prior version, as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibit is being furnished herewith:

3.1	Amended and Restated Bylaws of Citizens Community Bancorp, Inc. dated January 23, 2023 (redlined to show amendments against the prior version)
104	The cover page from this Current Report on Form 8-K in Inline XBRL (Extensible Business Reporting Language)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: January 23, 2023	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer